UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   October 31, 2003

CBRL GROUP, INC.

Tennessee

0-25225

        62-1749513

(State or Other Jurisdiction

(Commission File Number)

               (I.R.S. Employer

of Incorporation)

Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

 (615) 444-5533

#

Item 5.  Other Events and Required FD Disclosure

On October 31, 2003, following the death of one of its members, the CBRL Group, Inc. (the “Company”) Board of Directors, pursuant to the Company’s by-laws, reduced the size of the Board of Directors from 11 to 10.

Because of the reduction in the size of its Board of Directors, at the Company’s upcoming Annual Meeting of Shareholders to be held on November 25, 2003, only 10 directors will be elected, rather than 11 as stated in the Company’s definitive proxy statement previously distributed to shareholders.  The Company is distributing supplemental definitive proxy materials to its shareholders notifying them of these events.  Those supplemental proxy materials were filed with the United States Securities and Exchange Commission on October 31, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 4, 2003

CBRL GROUP, INC.

By: /s/ James F. Blackstock

Name: James F. Blackstock

Title:

Senior Vice President, General

Counsel and Secretary